Exhibit 10.4

September 30, 2021

SolarCommunities, Inc.
442 US-2
Waterbury, Vermont 05676
Attention: Duane Peterson, Co-President and Founder
Email: duanepeterson@suncommon.com

Dear Duane, James and Jeff:

This first amended and restated letter agreement (this “First A&R Letter Agreement”) amends and restates, in its entirety, the Letter Agreement dated September 8, 2021 entered into in connection with Agreement and Plan of Merger (the “Merger Agreement”), dated as of September  9, 2021 (the “Signing Date”), is entered into among iSun, Inc., a Delaware corporation (“Parent”), iSun Residential, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“iSun Residential”), iSun Residential Merger Sub, Inc., a Vermont corporation and wholly- owned subsidiary of iSun Residential (“Merger Sub,” and, together with iSun Residential, the “Parent Subsidiaries”), and SolarCommunities, Inc. d/b/a SunCommon, a Vermont benefit corporation (the “Company”), and Duane Peterson (“Peterson”), James Moore (“Moore”), each an individual resident of the State of Vermont and Jeffrey Irish (‘Irish”), an individual resident of the State of Florida, solely in their individual capacity.

Except as set forth herein, all capitalized terms shall have the same meanings set forth in the Merger Agreement. By signing this First A&R Letter Agreement, the parties agree as follows:

1.          Pre-Closing Loan.  Parent hereby loans the following amounts to each of Duane Peterson, James Moore and Jeffrey Irish as of the date hereof.

Loan Recipient	Loan Amount

Duane Peterson	$963,000
James Moore	$963,000
Jeffrey Irish	$484,000

Total	$2,410,000 (the “Loan Amount”)

2.          Capital Contribution to Company. Following receipt of the Loan Amount and prior to Closing, each of Duane Peterson, James Moore and Jeffrey Irish shall make a capital contribution the Company equal to their portion of the Loan Amount (the “Capital Contribution”).

3.          Employee Bonus. Parent shall issue or shall direct the Company to issue compensation to employees of the Company in an amount equal to the Capital Contribution, at such times and in such amounts as determined by a majority of Peterson, Moore and Irish in their sole and absolute discretion. The Company shall work with Peterson, Moore and Irish in good faith to issue such compensation in the form of equity incentive compensation to the extent permitted by law and regulation, including the regulations of any exchange on which the shares of Parent are listed.

4.          Repayment of Loan.  Each of Duane Peterson, James Moore and Jeff Irish shall repay their portion of the Loan Amount to Parent at Closing by reduction of cash consideration due to them pursuant to the Merger Agreement and each of them consent to such reduction.

5.          Miscellaneous.  Both parties hereto agree to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this First A&R Letter Agreement.  All notices, demands, requests or other communications which may be or are required to be given pursuant to this letter agreement shall be as set forth in the Merger Agreement.  This First A&R Letter Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of Delaware without giving effect to the principles of conflicts of laws of any jurisdiction.  This First A&R Letter Agreement may be executed in as many counterparts as may be required. This First A&R Letter Agreement may be executed by any electronic method, and such electronic signature shall constitute an original.

If the foregoing First A&R Letter Agreement is acceptable to you, please so indicate by signing where indicated below.

                                      Very truly yours,

PARENT:

iSUN, INC.

By:	/s/ Jeffrey Peck
Name: Jeffrey Peck
Title: Chief Executive Officer

iSUN RESIDENTIAL:

iSUN RESIDENTIAL INC.

By:	/s/ Jeffrey Peck
Name: Jeffrey Peck
Title: President

MERGER SUB:

iSUN RESIDENTIAL MERGER SUB, INC.

By:	/s/ Jeffrey Peck
Name: Jeffrey Peck
Title: President

COMPANY:

SOLARCOMMUNITIES, INC.

By:	/s/ Duane Peterson
Name: Duane Peterson
Title: Co-President

/s/ Duane Peterson
Duane Peterson

/s/ James Moore
James Moore

/s/ Jeffrey Irish
Jeffrey Irish